Exhibit 99.2

PRESS RELEASE

For Immediate Release

Date:	January 18, 2018
Contact:	Chris Courtney/Rick McCarty
Phone:	(209) 848-2265
www.ovcb.com
www.escbank.com

OAK VALLEY BANCORP TO PAY CASH DIVIDEND

OAKDALE, CA – On January 16, 2018, the Board of Directors of Oak Valley Bancorp (NASDAQ: OVLY), the bank holding company for Oak Valley Community Bank and Eastern Sierra Community Bank, declared the payment of a cash dividend of $0.130 per share of common stock to its shareholders of record at the close of business on January 29, 2018. In aggregate, the distribution will amount to approximately $1,053,000. The payment date will be February 9, 2018.

Oak Valley Bancorp operates Oak Valley Community Bank & Eastern Sierra Community Bank, through which it offers a variety of loan and deposit products to individuals and small businesses. They currently operate through 16 conveniently located branches: Oakdale, Turlock, Stockton, Patterson, Ripon, Escalon, Manteca, Tracy, two branches in Sonora, three branches in Modesto, a loan production office in Downtown Sacramento, and three branches in their Eastern Sierra Division, including Bridgeport, Mammoth Lakes and Bishop.

For more information, please call 1-866-844-7500 or visit www.ovcb.com.

This press release includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

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